Exhibit 99.2

COMTECH TELECOMMUNICATIONS CORP.
DECLARES $0.10 PER SHARE QUARTERLY CASH DIVIDEND

Melville, New York – October 4, 2021 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share, payable on November 12, 2021, to shareholders of record at the close of business on October 13, 2021. The dividend is the Company’s forty-fifth consecutive quarterly dividend. The Board of Directors is currently targeting fiscal 2022 quarterly dividend payments of $0.10 per common share. Future Common Stock dividends remain subject to compliance with financial covenants under the Company's secured credit facility as well as Board approval.

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, develops, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL
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